Exhibit 10.2

OFFICER ANNUAL PHYSICAL PROGRAM

Effective January 1, 2005

The Company shall provide benefits related to an annual physical examination to its officers, as described in this program, to encourage a regular program of health maintenance.  This program is in addition to healthcare benefits provided under the Company’s Comprehensive Welfare Benefit Plan.

WHO IS ELIGIBLE

Officers of OfficeMax Incorporated holding the title of Senior Vice President or above are automatically eligible for coverage under this policy.  Spouses and dependents are not eligible.

WHAT THE POLICY COVERS

Expenses incurred by eligible officers for covered services provided by a physician of the officer’s choice will be reimbursed.  Reimbursement payments will be “grossed up” for taxes.  Reimbursement under the program, including the tax gross-up amount, is limited to a maximum of $1,000 each calendar year.

The program provides reimbursement (up to the $1,000 limit, including tax gross-up) for a complete medical history and a comprehensive physical examination.  Covered services include:

•                  Medical history and physical examination

•                  Resting electrocardiogram

•                  Cholesterol blood study

•                  General survey (urinalysis and blood tests)

•                  Spirometry (lung function)

•                  Tonometry (eye pressure)

•                  Special fats study

•                  Proctoscopic examination

•                  Pap test and pelvic for women

•                  Mammogram for women

Additional diagnostic procedures, such as colonoscopy and bone density tests, may be covered if the examining physician orders the procedure.  At the conclusion of the examination and upon receiving the results of any tests, the physician will generally advise the officer about the medical findings and may make recommendations for corrective or additional subsequent actions.  Any subsequent actions are not covered by this program, but may be covered under the Comprehensive Welfare Benefit Plan.

WHAT THE POLICY DOES NOT COVER

Expenses for items in the following list are not covered under the policy:

•                  Items payable by workers’ compensation or any other government program.

•                  Items for which no charge would have been made in the absence of medical coverage, or items for which the officer is not legally obligated to pay.

•                  Prescription drugs.

•                  Items for which the Company, by law or regulation, may not provide benefits.

•                  Services rendered prior to the date an individual became eligible for coverage under this program.

•                  Charges which are applied to the deductible and co-payments under the Company’s Comprehensive Welfare Benefit Plan.

HOW TO FILE A CLAIM

If covered services are received from a provider in the UnitedHealthcare network, the provider will submit the claim on the officer’s behalf.  If an out-of-network provider is used, the officer should submit the claim together with all documentation of covered expenses to:

UnitedHealthcare

P.O. Box 981502

El Paso, TX  79998

The claim form is available from HR Services in Itasca, Illinois.

PLAN ADMINISTRATION AND ERISA RIGHTS

The summary plan description (SPD) for the Company’s Comprehensive Welfare Benefits Plan identifies the Plan Administrator and explains the ERISA rights under this policy.  If a dispute or disagreement arises regarding terms of coverage or benefits provided under this policy, the claims and appeal processes described in the SPD apply.  The Company has the sole authority to make final determinations regarding any claim for benefits and the interpretation of this program.

CONTINUATION OF COVERAGE

The policy is subject to the requirements of federal law as they relate to continuation of healthcare benefits pursuant to provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).  These requirements are described in more detail in the SPD.

SOURCE OF FUNDING

This is an unfunded, self-insured program.  The benefits provided under this policy are paid from the general assets of the Company as they become payable.

TAXABILITY

All benefits paid under this policy are considered taxable income to the officer, are subject to tax withholding requirements, and will be reflected in Form W-2 earnings.

COVERAGE DURING A LEAVE OF ABSENCE

Coverage may be continued while the officer is still employed by the Company but is not actively at work due to an accident or illness or other Company-approved leave of absence.  Under such conditions, coverage will continue in keeping with the provisions of the leave.

MISCELLANEOUS

The Company reserves the right to change, modify or discontinue the benefits offered under this program at any time.  Eligible officers do not have any ongoing rights to any benefit other than reimbursement for covered expenses incurred before the date of the change, modification or discontinuance.

Neither this program nor any of the Company’s other policies or benefits programs should be considered a contract for purposes of employment or payment of benefits.  Employment with OfficeMax is “at will” and may be terminated at any time, with or without cause, by the associate or the Company.